SCHEDULE 14A
                            (Rule 14a-101)
      INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the
                 Securities and Exchange Act of 1934

Filed by the Registrant  [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:
[    ] Preliminary Proxy Statement
[    ]  Confidential, for Use of the Commission Only (as permitted by
Rule
        14a-6(e)(2))
[X  ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   RESEARCH FRONTIERS INCORPORATED
           (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]    No fee required.
[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fees paid:

[    ]   Fee paid previously with preliminary materials.

[     ]   Check box if any part of the fee is offset as provided by
          Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            June 12, 1997


To the Stockholders of Research Frontiers Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Research Frontiers Incorporated (the "Company") will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 12, 1997 at 11:00 A.M., local time, for the following purposes:

     1.  To elect one Class I director;

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997;

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 18, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Management requests all stockholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the meeting. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                       By Order of the Board of Directors,


                         VICTOR F. KEEN, Secretary
Woodbury, New York
April 30, 1997

                   RESEARCH FRONTIERS INCORPORATED

                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS
                To be held Thursday, June 12, 1997


     This Proxy Statement is furnished by the Board of Directors of Research Frontiers Incorporated (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders which will be held at the Fox Hollow Inn, 7725 Jericho Turnpike, Woodbury, New York 11797, on June 12, 1997, at 11:00 A.M., local time, and all adjournments thereof.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Annual Meeting of Stockholders. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting of Stockholders, or at any adjournment thereof. Unless otherwise specified in the proxy, shares represented by proxies will be voted (i) for the election of the nominee for director listed below, and (ii) for the ratification of the selection of the independent auditors. The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

     The Company's executive offices are located at 240 Crossways Park
Drive, Woodbury, New York 11797-2033. On or about April 30, 1997 this Proxy Statement and the accompanying form of proxy together with a copy of the Annual Report of the Company for the year ended December 31, 1996, including financial statements, are to be mailed to each stockholder of record at the close of business on April 18, 1997.

                        VOTING SECURITIES

     Only stockholders of record at the close of business on April 18, 1997 are entitled to vote at the meeting. As of April 18, 1997, the Company had issued and outstanding and entitled to vote 10,175,726 shares of common stock, par value $0.0001 per share (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock entitles the holder thereof to one vote. The majority of all the outstanding shares of Common
Stock will constitute a quorum at the meeting. A shareholder voting either in person or through a proxy who abstains with respect to a matter being voted upon is considered to be present and entitled to vote on such matter at the meeting, and is in effect a negative vote upon such matter, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a matter shall not be considered present and entitled to vote on the matter.

     The following table sets forth certain information with respect to those persons or groups known to the Company who beneficially own more than 5% of the Company's Common Stock, and for all directors and executive officers of the Company individually and as a group.

                                          Total        Exercisable
                                         Beneficial      Warrants       Percent
Name of Beneficial Owner                Ownership(1)    and Options    of Class

Robert L. Saxe . . . . . . . . . .      1,043,492(2)      351,362         9.91
  19 East 80th Street
  New York, NY  10021
Bernard D. Gold. . . . . . . . . .        447,026(3)       58,125         4.37
Robert I. Thompson . . . . . . . .        380,986         208,125         3.67
Joseph M. Harary . . . . . . . . .        162,824         153,387         1.58
Robert M. Budin. . . . . . . . . .        108,342(4)       71,062         1.06
All directors and officers as
 a group (5 persons) . . . . . . .      2,142,670(5)      842,061        19.45

(1) All information is as of April 18, 1997 and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise known to the Company. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power. Shares of Common Stock of the Company acquired by officers, directors and employees through the exercise of stock options or otherwise are subject to restrictions on their transfer, including restrictions imposed by applicable securities laws,as well as additional restrictions imposed by the Company in accordance with written agreements and policy statements.

(2) Includes (i) 1,687 shares of Common Stock owned by Mr. Saxe's wife, Marie Saxe; (ii) 71,812 shares owned by a trust u/w Leonard S. Saxe for which Mr. Saxe serves as a co-trustee, and has a beneficial interest in one-half of the income from such trust; and (iii) 11,250 shares of Common Stock owned by a trust for the children of the late George Backer and certain others for which Mr. Saxe serves as sole trustee. Mr. Saxe disclaims beneficial ownership to all securities described in items (i) and (iii) above.

(3) Includes (i) 31,500 shares of Common Stock owned by the Bernard
D. Gold DMD and Andrew P. Marks DDS, PC Pension Trust of which Dr. Gold is a co-trustee; (ii) 49,217 shares of Common Stock owned by Denise Gold, Dr. Gold's wife; and (iii) 6,187 shares of Common Stock which Dr. Gold owns jointly with his wife. Dr. Gold disclaims beneficial ownership to all securities owned by his wife.

(4) Includes 4,800 shares of Common Stock owned by McLafs Jr. Investment Club over which Mr. Budin has the sole power to vote and as to 685 shares of which he has sole dispositive power.

(5) Includes the securities described above in footnotes (2) through (4).

                      ELECTION OF DIRECTORS
                             (Item 1)

    Pursuant to the Company's By-Laws, the Board of Directors fixed the number of Directors constituting the entire Board of Directors at five members. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the director in Class I expires at the 1997 Annual Meeting of Stockholders. The Board of Directors proposes that the nominee described below be elected to hold office for a three-year term expiring at the 2000 Annual Meeting of Stockholders, and until the election and qualification of his respective successors. If no other choice is specified in the accompanying proxy, the persons named therein have advised management that it is their present intention to vote the proxy for the election of the nominees set forth below. Each of the members of the Board of Directors of the Company, including the nominee listed below, is presently a director of the Company, and was elected to such office by the stockholders of the Company. Should any nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as management may recommend in the place of such nominee. There is no indication at present that the nominee will be unable to accept nomination.

    The following biographical information is provided with respect to each director:

                  Director Standing for Election

 Class I - Term to Expire at the 2000 Annual Meeting of Stockholders

Joseph M. Harary

Mr. Harary, age 36, became Vice President and General Counsel to the Company in April 1992 and has been a director of the Company since
February 1993.   Mr. Harary has been counsel to the law firm of Solovay
Marshall & Edlin, New York, New York, since 1992. Mr. Harary was associated with the law firm of Howard, Darby & Levin from 1990 to 1992, and with the law firm of Kronish, Lieb, Weiner & Hellman from 1986 to 1990. Mr. Harary graduated Summa Cum Laude from
Columbia College in 1983 with an A.B. degree in economics, and received a Juris Doctor degree from Columbia Law School in 1986.
Prior to attending law school, Mr. Harary was an economist with the Federal Reserve Bank of New York.

                  Directors Continuing In Office

 Class II - Term Expires at the 1998 Annual Meeting of Stockholders

Robert I. Thompson

Mr. Thompson, age 69, the Company's Executive Vice President, has been with the Company since 1966 and has been a director of the Company since 1987. From 1948 to 1955 he worked for the American
Can Company in the Sales Promotion Division. From 1955 to 1963 he served as Assistant to the Treasurer of the Motion Picture Association of America. From 1963 to 1966 he was Controller and Assistant Secretary for Marks Polarized Corporation. Since joining the Company, he has become fully involved in the Company's research and development efforts.

Bernard D. Gold

Dr. Gold, age 65, has been a director of the Company since June 1991.
Dr. Gold has been an oral and maxillofacial surgeon in private practice since 1960, and retired from his practice in 1994. He is also an assistant professor of oral surgery at Columbia University School of Dental and Oral Surgery in New York, New York, and retired in 1993 as the director of oral and maxillofacial surgery at Kings County Hospital
Center in Brooklyn, New York.

 Class III - Term Expires at the 1999 Annual Meeting of Stockholders

Robert L. Saxe

Mr. Saxe, age 61, is a founder of the Company and has been Chairman of the Board of Directors of the Company since its inception in 1965, and President and Treasurer since October 1966. He graduated from Harvard College in 1956 with an A.B. degree, Cum Laude in General Studies (with a major in physics). Mr. Saxe also received an M.B.A. degree from Harvard Business School in 1960. Robert M. Budin Mr. Budin, age 64, has been a director of the Company since 1987. Mr. Budin was a Senior Vice President of Harold C. Brown & Co., Inc. until his retirement in 1990. Mr. Budin was a stockbroker and had been employed at Harold C. Brown & Co., Inc. since 1963.

    The Board of Directors has an Audit Committee and Executive
Committee, but does not have a nominating or compensation committee. The Board of Directors' Executive Committee is composed of Robert L. Saxe, Robert I. Thompson and Robert M. Budin. Robert
M. Budin and Bernard D. Gold served on the Audit Committee in 1996.
The Audit Committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including the nomination of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent public accountants. During
1996, the Company's Board of Directors met five times and acted by written consent once, and the Board's Audit Committee met twice. No incumbent director failed to attend any meetings of the Board of Directors during 1996. Mr. Budin and Dr. Gold each elected in 1996, in lieu of cash, to receive certain directors fees in the form of warrants to purchase Common Stock. As more fully described on pages 5-7 of this Proxy Statement, non-employee directors of the Company also receive a prescribed amount of non-qualified stock options under the terms of the Company's 1992 Stock Option Plan. Biographical information for the Company's executive officers, Robert L. Saxe, Robert I. Thompson and Joseph M. Harary, is provided above.

                  INDEPENDENT PUBLIC ACCOUNTANTS
                             (Item 2)

    The Board of Directors unanimously recommends a vote FOR ratification of the selection of the accounting firm of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997. The ratification requires a majority vote of those shares of Common Stock represented and eligible to vote at the 1997 Annual Meeting of Stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the meeting, will have the opportunity to make a statement should they desire to do so, and are expected to be available to respond to appropriate questions.

                      EXECUTIVE COMPENSATION

    The following table sets forth information regarding all cash compensation paid by the Company and stock options granted during the fiscal years indicated to Robert L. Saxe, the Company's chief executive officer, and to each of the Company's executive officers during the past fiscal year.

Name of Executive and                   Other Annual          Number of Stock
Principal Positions    Year    Salary   Compensation (1)      Options Awarded

Robert L. Saxe,        1996   $268,419      $36,150                 120,000
Director, Chairman of  1995   $246,311      $12,316                  61,100
the Board, President   1994   $228,997      $12,889                 111,200
and Treasurer

Robert I. Thompson,    1996  $215,510       $33,939                 82,500
Director, Executive    1995  $197,462       $ 9,873                 39,200
Vice President and     1994  $183,581       $ 6,889                 68,800
Assistant Secretary

Joseph M. Harary,      1996  $177,435       $38,381                 60,000
Director,Vice President1995  $162,575       $12,506                 29,200
and General Counsel,   1994  $151,147       $ 9,642                 50,500
and Assistant Secretary

(1) Consists of the payment of accrued but unused vacation, and a performance bonus of $25,000 which was paid during 1996.

                 Report on Executive Compensation

    The compensation of executive officers of the Company, including the Company's chief executive officer, is determined by the Company's entire Board of Directors whose names are listed below at the end of this report. The salaries of all executive officers are reviewed at least twice annually by the Board. Numerous factors are reviewed in determining compensation levels. These factors include: the compensation levels of executive officers with comparable experience and qualifications, compensation levels at comparable companies, individual and Company performance, past compensation levels, years of service, performance of the Company's stock, and other relevant considerations. The
Company's goal is to set salary levels somewhat below those of comparable companies, and to supplement such compensation with the grant of stock options and bonuses. This approach is designed to more closely align total executive compensation with the long-term performance of the Company and enable all employees of the Company to participate in the Company's growth. Through ownership of stock options, the executive is rewarded if the Company's stockholders receive the benefit of appreciation of the price of the Company's Common
Stock. As the Company believes that its success is dependent upon the coordinated efforts of all of its employees, and that teamwork is essential in further developing the Company's technology and meeting the expectations of the Company's licensees and stockholders, all current employees of the Company were granted stock options during the past fiscal year.

    The Board of Directors and the stockholders have adopted one stock option plan which remains in effect, the Company's Amended and Restated 1992 Stock Option Plan (the "1992 Plan"). The purpose of the 1992 Plan is to attract key employees, officers and directors and to encourage their continued employment and services and their increased stock ownership in the Company. The Board of Directors believes that the granting of stock options under the 1992 Plan will promote continuity of management, and will result in the increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth, development and financial success. As of December 31, 1996, there were 189,833 options available for issuance under the 1992 Plan. If any options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto will again be available for issuance under the 1992 Plan.

    The 1992 Plan is administered by a committee of at least two directors (the "Administrators") of the Company who are disinterested within the meaning of Rule 16b-3(c)(2)(i) under the Securities
Exchange Act of 1934, as amended. To be disinterested, a director may not have received options under any of the Company's plans, except pursuant to a formula, during the prior one-year period. Currently Mr. Budin and Dr. Gold are the Administrators of the 1992 Plan. Options which qualify as Incentive Stock Options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualifying options ("NQSO's") may be issued under the 1992 Plan.

    The 1992 Plan provides for a two-prong method for calculating the number of options to be granted based upon a formula and upon the discretion of the Administrators.

Formula-based grants: Formula grants are made to all officers and directors of the Company once each calendar year following the Company's Annual Meeting of Stockholders. The formula provisions of the 1992 Plan may be amended not more than once every six months other than to comport with changes in IRS and ERISA rules and regulations. The formula for option grants under the 1992 Plan is listed below and is based solely upon an individual's position with the Company.

Title                      Fair Market Value of Stock Underlying Options Granted

President                  $100,000, rounded down to the nearest round lot of
                           shares.

Executive Vice President   $60,000, rounded up or down to the nearest round lot
                           of shares.

Vice President             $45,000, rounded up or down to the nearest round lot
                           of shares.

Independent Directors      $45,000, rounded up or down to the nearest
                           round lot of shares.

Discretionary Grants: The Administrators of the 1992 Plan also have the discretionary authority to grant options under the 1992 Plan to employees, officers and directors of the Company (including officers and directors who are not also employees), in addition to any number of options granted pursuant to the formula above, as a reward for past services rendered and/or as an incentive for future services to be rendered.

    The purchase price of Common Stock subject to each option issued under the 1992 Plan will be determined by the Board of Directors or the Administrators, as the case may be, but in the case of an ISO (or NQSO issued pursuant to a formula grant under the 1992 Plan) may not be less than (i) the fair market value of the Common Stock subject to the option on the date of grant or (ii) in the case of an option granted to an employee who, at the time the option is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value of the Common Stock subject to the option on the date of grant. Options under the 1992 Plan may be exercised in the manner and at such times fixed by the Board of Directors, but may not be exercised for a term of more than 10 years, or for a term of five years in the case of an employee who, at the time an ISO is granted, owns (within the meaning of the Code) more than 10% of the total combined voting power of all classes of stock of the Company. In no event may ISO's exercisable for stock having an aggregate fair market value of $100,000 (together with all ISO's granted under any other stock option) be granted which first become exercisable in any one calendar year. Options are not transferable except by will or intestacy on the death of the optionee. In general, options granted terminate when an optionee ceases to be employed by the Company or within a specified period after the termination of such employment depending upon the reason for such termination.

    BOARD OF DIRECTORS:
    Robert M. Budin
    Bernard D. Gold
    Joseph M. Harary
    Robert L. Saxe
    Robert I. Thompson

Employment Arrangements

    The Company entered into an employment agreement with Mr.
Robert L. Saxe which automatically renews itself for successive one-year terms unless either the Company or Mr. Saxe gives the other at least 90 days prior written notice of the intention not to renew the employment agreement. Pursuant to that agreement, Mr. Saxe received an annual salary from the Company of $268,419 plus a bonus of $25,000 during 1996 and will receive an annual salary of $287,800 during the year ending December 31, 1997. The Board of Directors may, in its discretion, authorize a higher salary for Mr. Saxe. Pursuant to his employment agreement, Mr. Saxe has agreed not to compete with the Company for a period of two years following the termination of his employment thereunder. The Company maintains key-man life insurance on the lives of Mr. Saxe and Mr. Thompson in the amounts of $500,000 and $135,000 respectively.

                  Stock Options Granted in 1996

    The following table sets forth information regarding all grants of options to the individuals named in the executive compensation table appearing on page 5 during the fiscal year ended December 31, 1996, and the potential realizable value of such options using a 5% and 10% assumed annual rate of appreciation in the price of the Company's Common Stock. The particular assumed annual rates of stock price appreciation used in this table are specified under the rules and regulations of the Securities and Exchange Commission and are not necessarily indicative of future stock price performance or the Company's projections thereof. Over a ten-year option term, the corresponding increase in the Company's market capitalization over the same period (measured from the end of 1996) would be (a) $49,065,385 with an assumed 5% annual rate of stock appreciation, and (b) $124,341,319 with an assumed 10% annual rate of stock appreciation. All options listed below as expiring on November 21, 2006 did not become exercisable until January 1, 1997.

                              Percent                       Potential Realizable
                              of Total                        Value at Assumed
                              Options                            Annual Rates of
                              Grant                               Stock Price
                   Number of  to       Exercise                Appreciation for
                   Options   Employees Price     Expira-        Term of Option
Name               Granted   in 1996   Per Share tion Date     5% ($)  10% ($)

Robert L. Saxe     40,000  12.21%  $9.625  June 12, 2006     $242,124 $613,591
                   80,000  24.43%  $7.375  November 21, 2006 $371,048 $940,308

Robert I. Thompson 27,500   8.40%  $9.625  June 12, 2006     $166,461 $421,844
                   55,000  16.80%  $7.375  November 21, 2006 $255,095 $646,462

Joseph M. Harary     20,000   6.11%  $9.625  June 12, 2006     $121,062 $306,795
                     40,000  12.21%  $7.375  November 21, 2006 $185,524 $470,154

       Stock Options Exercised in 1996 and Year-End Option Values

    The following table sets forth information regarding all exercises of options by the individuals named in the executive compensation table appearing on page 5 during the fiscal year ended December 31, 1996 and the value of options realized upon exercise, and of unexercised options held by such persons on December 31, 1996, measured in terms of the average trading price of the Company's Common Stock on the date of exercise and on the last trading day of the year, respectively.  A total of 783,903 stock options issued by the Company were exercisable at year-end.
                                            Number of           Value of Exerci-
                                           Exercisable       sable In-the-Money
                  Number of               Options which         Options which
               Shares Acquired  Value    Remain Unexercised  Remain Unexercised
Name             on Exercise    Realized  at Dec. 31,1996     at Dec. 31, 1996

Robert Saxe       43,125       $308,128        271,362                $ 185,279
Robert Thompson       --            --         153,125                $  56,919
Joseph Harary         --            --         113,387                $  38,765

                     Stock Price Performance

    The following table sets forth the range of the high and low selling prices (as provided by the National Association of Securities Dealers) of the Company's common stock for each quarterly period within the past two fiscal years:

        Quarter Ended                Low               High
        March 31, 1995              5.125              8.000
        June 30, 1995               5.750              8.750
        September 30, 1995          6.875             16.875
        December 31, 1995           8.500             15.000
        March 31, 1996              8.500             11.000
        June 30, 1996               7.250             11.750
        September 30, 1996          7.000             10.625
        December 31, 1996           7.000              9.500

These quotations may reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

     The following graph compares the total returns (assuming reinvestment of dividends) on $100 invested on December 31, 1991 in the Company's Common Stock (REFR), the NASDAQ Composite
(U.S.) Stock Index, and the NASDAQ Electronic Component Stock
Index. The stock price performance shown on the graph below reflects historical data provided by the National Association of Securities Dealers, Inc. and is not necessarily indicative of future price performance.


       Index    Index    Index
   Date     U.S. NASDAQElectronicsREFR Ask
   12/31/91   $100.0000   $100.0000   $100.0000
   01/31/92   $105.8471   $120.6635   $134.6154
   02/28/92   $108.2456   $128.3090   $128.8462
   03/31/92   $103.1367   $113.5280   $119.2308
   04/30/92   $ 98.7137   $107.7788   $128.8462
   05/29/92   $ 99.9957   $102.6773   $119.2308
   06/30/92   $ 96.0861   $107.8197   $ 96.1538
   07/31/92   $ 99.4899   $112.8369   $119.2308
   08/31/92   $ 96.4488   $109.8907   $123.0769
   09/30/92   $100.0342   $121.3979   $130.7692
   10/30/92   $103.9738   $125.5261   $109.6154
   11/30/92   $112.2466   $136.0555   $123.0769
   12/31/92   $116.3785   $156.3521   $107.6923
   01/29/93   $119.6915   $180.2583   $144.2308
   02/26/93   $115.2263   $187.1106   $148.0769
   03/31/93   $118.5611   $186.9491   $196.1538
   04/30/93   $113.5009   $160.9089   $196.1538
   05/31/93   $120.2812   $185.1480   $192.3077
   06/30/93   $120.8373   $185.6817   $207.6923
   07/30/93   $120.9799   $182.9853   $210.5769
   08/31/93   $127.2330   $217.7185   $276.9231
   09/30/93   $131.0219   $234.3802   $250.9615
   10/29/93   $133.9669   $214.4343   $219.2308
   11/30/93   $129.9717   $208.9395   $239.4231
   12/31/93   $133.5945   $214.6587   $288.4615
   01/31/94   $137.6500   $226.0124   $308.6538
   02/28/94   $136.3632   $237.0760   $306.4904
   03/31/94   $127.9755   $226.8362   $237.9808
   04/29/94   $126.3153   $217.1855   $241.5865
   05/31/94   $126.6235   $216.7938   $270.4327
   06/30/94   $121.9932   $204.6405   $219.9519
   07/29/94   $124.4948   $205.1626   $248.7981
   08/31/94   $132.4316   $228.9194   $223.5577
   09/30/94   $132.0935   $227.9664   $205.5288
   10/31/94   $134.6891   $236.8095   $212.7404
   11/30/94   $130.2212   $234.7857   $194.7115
   12/30/94   $130.5866   $237.1527   $187.5000
   01/31/95   $131.3184   $245.9941   $180.2885
   02/28/95   $138.2633   $278.2519   $216.3462
   03/31/95   $142.3599   $296.7983   $208.2332
   04/28/95   $146.8417   $342.7883   $198.3173
   05/31/95   $150.6285   $370.5332   $205.5288
   06/30/95   $162.8350   $421.7925   $237.9808
   07/31/95   $174.8044   $465.5621   $230.7692
   08/31/95   $178.3470   $456.3556   $360.5769
   09/29/95   $182.4479   $454.4409   $411.0577
   10/31/95   $181.4031   $476.0067   $360.5769
   11/30/95   $185.6621   $432.9622   $378.6058
   12/29/95   $184.6739   $392.7999   $295.6731
   01/31/96   $185.5868   $392.6920   $306.4904
   02/29/96   $192.6598   $409.6046   $281.2500
   03/29/96   $193.3003   $390.3533   $270.4327
   04/30/96   $209.3337   $457.1205   $295.6731
   05/31/96   $218.9452   $485.3615   $295.6731
   06/28/96   $209.0784   $445.9272   $227.1635
   07/31/96   $190.4580   $431.8050   $223.5577
   08/30/96   $201.1298   $463.1034   $248.7981
   09/30/96   $216.5238   $540.4410   $274.0385
   10/31/96   $214.1509   $580.3431   $219.9519
   11/29/96   $227.4226   $672.9970   $227.1635
   12/31/96   $227.1641   $678.9851   $223.5577

                       CERTAIN TRANSACTIONS

     The following is a description of any transactions involving indebtedness of management to the Company which exceeded $60,000
during 1996.   In October 1987, Robert L. Saxe, the President and
Chairman of the Company, borrowed $412,500 from the Company.  In
December 1989, Mr. Saxe paid the Company $134,085 in cash representing repayment of $110,000 in principal and $24,085 in interest on the loan, thus reducing the principal balance of this loan to $302,500. In early 1996, Mr. Saxe repaid this loan in full principally through the surrender of shares of Common Stock. The Company loaned Mr. Saxe an additional $200,000 in 1996. In September 1993,
Robert I. Thompson, the Company's Executive Vice President borrowed
$50,000 from the Company, and the Company loaned Mr. Thompson an additional $167,000 during 1994 and 55,000 in 1996. During 1994, the Company loaned Joseph M. Harary $32,500 and $95,000 in 1996. Each of the aforementioned loans relate to the purchase of Common Stock of the Company, are collateralized by the pledge of shares of Common
Stock of the Company, may be prepaid in part or in full without notice or penalty, are represented by a promissory note which bears interest at a rate per annum equal to the broker call rate in effect on the first day of each calendar quarter, and permit repayment of the loan in cash or by delivery of securities of the Company having a fair market value equal to the balance of the loan outstanding.


                    1998 STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal for action at the Company's 1998 Annual Meeting of Stockholders, must comply with and meet the requirements of the Company's By-Laws and of Regulation 14a-8 of the Securities and Exchange Commission.
Regulation 14a-8 requires, among other things, that any proposal be received by the Company at its principal executive office, 240
Crossways Park Drive, Woodbury, New York 11797 by December 31,
1997.

   COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Boston Stock Exchange. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates. All of these filing requirements were satisfied on a timely basis. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

                    GENERAL AND OTHER MATTERS

     Management knows of no matter other than the matters described above which will be presented to the meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his, her or their best judgment on such matters.

     By Order of the Board of Directors


     VICTOR F. KEEN
     Secretary

Woodbury, New York
April 30, 1997

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY
OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR
THE YEAR ENDED DECEMBER 31, 1995, INCLUDING
FINANCIAL STATEMENTS AND ANY SCHEDULES THERETO
(EXCEPT EXHIBITS), TO EACH OF THE COMPANY'S
STOCKHOLDERS, UPON RECEIPT OF A WRITTEN REQUEST
THEREFOR MAILED TO THE COMPANY'S OFFICES,
ATTENTION: ASSISTANT SECRETARY. REQUESTS FROM
BENEFICIAL STOCKHOLDERS MUST SET FORTH A
REPRESENTATION AS TO SUCH OWNERSHIP ON APRIL 18,
1997.


                       [PROXY CARD - FRONT]

      PROXY      RESEARCH FRONTIERS INCORPORATED
        240 Crossways Park Drive, Woodbury, New York 11797-2033
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS - June 12, 1997

           The undersigned hereby appoints Robert I. Thompson and Joseph
M. Harary, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Research
Frontiers Incorporated to be held on June 12, 1997, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on the reverse side hereof. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.


Dated:____________________________________________________, 1997
      ____________________________________________________
      ____________________________________________________
      Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                       [PROXY CARD - BACK]


        1. ELECTION OF CLASS I DIRECTOR

           NOMINEE: Joseph M. Harary.

           [  ] FOR nomines listed above.

           [  ] WITHHOLD AUTHORITY to vote for nominee listed above.

      2. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

           [  ]  FOR RATIFICATION[  ]  AGAINST RATIFICATION[  ] ABSTAIN

      3. In their discretion, upon such other matters as may properly come before the meeting. If no specification is made, this proxy will be voted FOR the nominee listed above and FOR APPROVAL of Proposal 2.

      Please indicate whether or not you plan to attend the Annual Meeting on Thursday, June 12, 1997.
               Yes  [  ]      No  [  ]